EXHIBIT 4.5(a)

RECEIVABLES SALE AND SERVICING AGREEMENT

Dated as of January 26, 2007

by and among

EACH OF THE PERSONS SIGNATORY HERETO FROM TIME TO TIME AS

ORIGINATORS,

RYERSON FUNDING LLC,

as Buyer,

JOSEPH T. RYERSON & SON, INC.,

as Servicer,

and

RYERSON INC.,

as Parent

i

ii

THIS RECEIVABLES SALE AND SERVICING AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of January 26, 2007, by and among each of the persons signatory hereto from time to time as Originators (each an “Originator” and, collectively, the “Originators”), Joseph T. Ryerson & Son, Inc., a Delaware corporation, in its capacity as servicer hereunder (in such capacity, the “Servicer”), Ryerson Inc., a Delaware corporation (the “Parent”) and Ryerson Funding LLC, a Delaware limited liability company (the “Buyer”).

RECITALS

A. The Buyer is a special purpose limited liability company the sole member of which is Joseph T. Ryerson & Son, Inc.

B. The Buyer has been formed for the sole purpose of purchasing all Receivables originated by each Originator and to finance such Receivables under the Funding Agreement.

C. Each Originator intends to sell, and the Buyer intends to purchase, such Receivables, from time to time, as described herein.

D. In addition, the Member may, from time to time, contribute capital to the Buyer in the form of Contributed Receivables or cash.

E. In order to effectuate the purposes of this Agreement and the Funding Agreement, the Buyer desires to appoint Joseph T. Ryerson & Son, Inc. to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Joseph T. Ryerson & Son, Inc. is willing to act in such capacity as the Servicer hereunder on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.01. Agreement to Transfer.

(a) Receivables Transfers. Subject to the terms and conditions hereof, each Originator agrees to and hereby does sell (without recourse except to the limited extent specifically provided herein) or, in the case of the Member, sell or contribute, to the Buyer on the Effective Date and on each Business Day thereafter (each such date, a “Transfer Date”) all Receivables owned by it on each such Transfer Date, and the Buyer agrees to and hereby does purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. All such Transfers by an Originator to the Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Originator and the Buyer shall execute and deliver a Receivables Assignment on or before the Effective Date. Notwithstanding anything to the contrary herein, the Originators shall terminate and cease all transfers of Receivables to the Buyer at the close of business on the Business Day after the delivery of a Receivables Termination Notice (as such term is defined in the Intercreditor Agreement) to the Administrative Agent, the Group Agents and the Originators is effective in accordance with Section 3.1 of the Intercreditor Agreement unless on the date of such notice any Originator certifies in writing to the “General Administrative Agent” under and as defined in the Credit Agreement (which certification the Originators covenant and agree to provide, if true) that there is a Funding Excess, in which case all such termination and cessation shall be effective at the close of business two (2) Business Days after the Receivables Termination Notice is effective in accordance with Section 3.1 of the Intercreditor Agreement); provided that in the case of an Event of Default under the Credit Agreement resulting from the commencement of a bankruptcy, insolvency or similar proceeding relating to any Originator, all transfers of Receivables immediately and automatically shall terminate and cease without notice of any kind (except to the extent otherwise required pursuant to an order entered by the bankruptcy court having jurisdiction over such proceeding).

(b) Determination of Sold Receivables. On and as of each Transfer Date, (i) each Receivable then owned by each Originator (other than the Member) and not previously acquired by the Buyer shall be and is hereby sold immediately upon its creation, and (ii) to the extent a Receivable then owned by the Member has not been contributed to the Buyer in accordance with Section 2.01(d), such Receivable shall be and is hereby sold to the Buyer (each such Receivable sold immediately upon its creation pursuant to clauses (i) and (ii) above, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).

(c) Payment of Sale Price. (i) In consideration for each Sale of Sold Receivables hereunder, the Buyer shall pay to the Originator thereof on the Transfer Date therefor the applicable Sale Price (which Sale Price shall be determined by the Buyer and Seller on each Transfer Date as the price constituting fair consideration and reasonably equivalent value for the Transferred Receivables being so conveyed on such Transfer Date) therefor in Dollars in immediately available funds. All cash payments by the Buyer under this Section 2.01(c)(i) shall be effected by means of a wire transfer on the day when due to such account or accounts as the Originators may designate from time to time.

(ii) To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to the Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to the Buyer in an amount not to exceed the lesser of (i) the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash and (ii) the maximum Subordinated Loan that could be borrowed without rendering the Buyer’s Net Worth less than the Required Capital Amount. The Subordinated Loans of an Originator shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) hereto (a “Subordinated Note”) executed by the Buyer and payable to such Originator. The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.

(d) Determination of Contributed Receivables. Prior to the delivery of an Election Notice (as defined below), on each Transfer Date on which the Buyer cannot pay the Sale Price therefor in cash, the Member shall identify Receivables then owned by it which have not been previously acquired by the Buyer, and shall, prior to the delivery of an Election Notice, contribute such Receivables as a capital contribution to the Buyer (each such contributed Receivable, individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”), to the extent the Buyer cannot so pay the Sale Price therefor in cash pursuant to the foregoing subsections (b) and (c). Notwithstanding the foregoing, the Member shall not be obligated to make additional contributions to the Buyer at any time. If on any Transfer Date (i) the Member elects not to contribute Receivables to the Buyer when the Buyer cannot pay the Sale Price therefor in cash, or (ii) any Originator (other than the Member) does not sell all of its then owned Receivables to the Buyer, such Originator shall deliver to the Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”).

(e) Ownership of Transferred Receivables. Each Transfer of Receivables hereunder is a true sale by the applicable Originator to the Buyer that is absolute and irrevocable and provides the Buyer with full benefits of ownership of such Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, the Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

(f) Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, the Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to the Buyer, upon the Buyer’s request, copies of all Records.

(g) Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of this Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of the Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of this Agreement. The Buyer hereby instructs the Servicer, and the Servicer hereby acknowledges, that the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Buyer and the Servicer’s retention and possession of such Contracts and documents shall at all times be solely in a custodial capacity for the benefit of the Buyer and its assigns and pledgees.

(h) Transfer of Lockboxes and Collection Accounts. Each Originator hereby transfers to the Buyer all right, title and interest in and to each Lockbox and Collection Account.

Section 2.02. Grant of Security Interest. The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by the Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale or capital contribution, as applicable, that each Originator shall be deemed to have granted, and each Originator does hereby grant, to the Buyer a continuing security interest in all of such Originator’s right, title and interest in, to and under the Receivables, each Lockbox and each Collection Account, whether now owned or hereafter acquired or arising to secure the obligations of such Originator to the Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of the loan deemed to have been made by the Buyer to the applicable Originator in the amount of the Sale Price with respect thereto, including, to the extent applicable, any unpaid interest accrued or deemed to have accrued and be payable thereon). In such event, (i) this Agreement shall constitute a security agreement, and Buyer shall have all of the rights of a secured party under applicable law and (ii) each of the Originators and the Buyer represents and warrants as to itself that each remittance of amounts by such Originator to the Buyer under this Agreement will have been (x) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (y) made in the ordinary course of business or financial affairs of such Originator and the Buyer.

Section 2.03. Parent Undertaking. The Parent hereby agrees that in the event that any of its Affiliates become parties to this Agreement as Originators, the Parent shall undertake and agree, to and for the benefit of the Buyer, to cause the due and punctual performance and observance by each such Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to the Buyer a Parent Undertaking in the form attached hereto as Exhibit 2.03, to more fully evidence such undertaking.

Section 2.04. Originators Remain Liable. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Buyer of any payment relating thereto pursuant hereto. The exercise by the Buyer of any of its rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables or Contracts. The Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 2.05. Sale Price Credits. If on any day the Outstanding Balance of a Receivable is reduced or canceled as a result of a any Dilution Factor then, in such event, the Buyer shall be entitled to a credit (each, a “Sale Price Credit”) against the Sale Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation. If such Sale Price Credit exceeds the Sale Price of the Receivables being sold by the applicable Originator on any such day, then such Originator shall pay the remaining amount of such Sale Price Credit in cash promptly thereafter, provided that if a Termination Event has not occurred, the applicable Originator shall be allowed to deduct the remaining amount of such Sale Price Credit from any indebtedness owed to it under a Subordinated Note to the extent permitted thereunder.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Initial Transfer. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent:

(a) Sale Agreement; Other Related Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Originator, the Servicer, the Parent and the Buyer, and the Buyer shall have received such information, documents, instruments, agreements and legal opinions as the Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to the Buyer.

(b) Governmental Approvals. The Buyer shall have received (i) satisfactory evidence that the Originators and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer’s Certificate from each Originator and the Servicer in form and substance reasonably satisfactory to the Buyer affirming that no such consents or approvals are required.

(c) Compliance with Laws. Each Originator shall be in compliance with all applicable foreign, federal, state, provincial and local laws and regulations, including, without limitation, those specifically referenced in Section 4.02(e) except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(d) Funding Agreement Conditions. Each of those conditions precedent set forth in Section 3.01 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.

Section 3.02. Conditions Precedent to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a) the representations and warranties of each Originator contained herein or in any other Related Document shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b)(i) the Administrative Agent shall not have declared the Commitment Termination Date to have occurred following the occurrence of a Termination Event, and (ii) the Commitment Termination Date shall not have automatically occurred, in either event, in accordance with Section 9.01 of the Funding Agreement;

(c) each Originator shall be in compliance with each of its covenants and other agreements set forth herein or in any other Related Document, except to the extent non-compliance could not be reasonably expected to have a Material Adverse Effect;

(d) each of those conditions precedent set forth in Section 3.02 of the Funding Agreement shall have been satisfied or waived in writing as provided therein; and

(e) each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Buyer as the Buyer may reasonably request.

The acceptance by any Originator of the Sale Price for any Sold Receivables and the contribution to the Buyer by the Member of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Article III have been satisfied. Upon any such acceptance or contribution, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in the Buyer, whether or not such conditions were in fact so satisfied.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01. Representations and Warranties of the Transaction Parties. To induce the Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Transaction Party, as applicable, and, solely with respect to Section 4.01(c)(vii), the Buyer, makes the following representations and warranties to the Buyer as of the Closing Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a) Existence; Compliance with Law. Each Transaction Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its articles or certificate of incorporation or certificate of formation and by-laws or operating agreement, as applicable; and (vi) subject to specific representations set forth herein regarding ERISA, environmental laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. Each Originator is a registered organization of the type and is organized under the laws of the state set forth in Schedule 4.01(b) (which is its only jurisdiction of organization) and each such Originator’s organizational identification number (if any), the current location of such Originator’s chief executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables is stored or located, and the locations of its records concerning the Receivables are set forth in Schedule 4.01(b) and, unless such Originator shall have provided the Buyer with written notice thereof and taken all necessary action under the UCC to maintain the perfection and priority of the security interest created hereunder, none of such locations has changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), no Originator has been known as or used any corporate, legal, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator.

(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by the Buyer, or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person’s power; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of such Person’s articles or certificate of incorporation, certificate of formation, by-laws or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Effective Date. On or prior to the Effective Date, each of the Related Documents shall have been duly executed and delivered by each Transaction Party that is a party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of such Transaction Party, enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) No Litigation. No Litigation is now pending or, to the knowledge of any Transaction Party, threatened against any Transaction Party that (i) challenges such Transaction Party’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder or (ii) seeks to prevent the Transfer or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents. Except as set forth on Schedule 4.01(d), no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are pending or, to the best of each Transaction Party’s knowledge, threatened against any Transaction Party or any Subsidiary of such Transaction Party in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially and adversely affect the consolidated financial position or future consolidated operations of the Parent and its Consolidated Subsidiaries, and no material adverse development or determination, interim or final, has occurred in any litigation or proceeding so disclosed. Except as set forth on Schedule 4.01(d), neither the Parent nor any of its Consolidated Subsidiaries has as of the date of this Agreement any contingent liabilities material to the consolidated financial position or operations of the Parent and its Consolidated Subsidiaries not provided for or disclosed in the financial statements referred to in Annex 7.05.

(e) Solvency. After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Transaction Party is and will be Solvent. After giving effect to the sale and contribution of Receivables and other payments and transactions contemplated on such Transfer Date, each Transaction Party is and will be Solvent.

(f) Material Adverse Effect. Since December 31, 2005, no Transaction Party is in default and no third party is in default under any material contract, lease or other agreement or instrument to which such Transaction Party is a party. Since December 31, 2005, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Receivables; Liens. Each Originator owns each Receivable originated or acquired by it free and clear of any Adverse Claim except those created hereunder, under the other Related Documents and under the Security Agreement (provided that such liens under the Security Agreement are automatically released upon Transfer hereunder) and, from and after each Transfer Date, the Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability, except those created hereunder and under the other Related Documents. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables originated or acquired by it. Each Originator has rights in and full power to transfer its Receivables hereunder. No effective financing statements or other similar instruments are of record in any filing office listing any Originator as debtor and purporting to cover the Transferred Receivables (except to the extent released or terminated in connection with any transfer hereunder and any Advance in respect of such Transferred Receivable under the Funding Agreement).

(h) Taxes. Each Transaction Party has paid when due all taxes, assessments and other liabilities except as contested in good faith by appropriate proceedings.

(i) Intellectual Property. As of the Effective Date, each Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person, except to the extent failure to do so could not be reasonably expected to have a Material Adverse Effect. As of the Effective Date, except as set forth in Schedule 4.01(i), no Originator is aware of any infringement or claim of infringement by others of any material intellectual property of any Originator.

(j) Full Disclosure. All information contained in this Agreement, any of the other Related Documents, or any other written statement or information furnished by or on behalf of any Transaction Party to the Buyer relating to this Agreement, the Transferred Receivables or any of the other Related Documents, in each case, taken as a whole, is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any other written statement or information furnished by or on behalf of any Transaction Party to the Buyer relating to this Agreement or any of the other Related Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. All information contained in this Agreement, any of the other Related Documents, or any other written statement or information furnished to the Buyer has been prepared in good faith by management of the applicable Transaction Party, as the case may be, with the exercise of reasonable diligence.

(k) Notices to Obligors. Each Transaction Party has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Collection Account.

(l) Employee Benefit Plans. The Parent has not been advised (nor does it otherwise have any information to the effect) that (i) any Plan as to which it or any of its Subsidiaries may have any liability fails to comply in any material respect with all applicable requirements of law and regulations, (ii) any Reportable Event has occurred with respect to any such Plan, (iii) it or any of its Subsidiaries has withdrawn from any such Plan or initiated steps to do so, or (iv) any steps have been taken to terminate any such Plan. The foregoing representation and warranty applies only to events and conditions described in this Section which are reasonably expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding 1% of Consolidated Stockholders’ Equity.

(m) Brokers. Except for the Lenders, the Group Agents and the Administrative Agent, no broker or finder acting on behalf of any Transaction Party was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Transaction Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

(n) Margin Regulations. No use of funds acquired by any Transaction Party hereunder will conflict with or contravene any of Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect. No portion of the proceeds of any Sale Price from any Sale will be used to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Exchange Act.

(o) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

(p) Government Regulation. No Transaction Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

(q) Books and Records; Minutes. The operating agreement, by-laws or the certificate or articles of incorporation of each Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or an analogous governing body).

(r) Deposit and Disbursement Accounts. Schedule 4.01(r) lists all banks and other financial institutions at which any Originator or the Servicer maintains deposit accounts established for the receipt of collections on accounts receivable, including any Collection Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(s) Representations and Warranties in Other Related Documents. Each of the representations and warranties of each Transaction Party contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Transaction Party hereby makes each such representation and warranty to, and for the benefit of, the Buyer as if the same were set forth in full herein. Each Transaction Party consents to the assignment of the Buyer’s rights with respect to all such representations and warranties to the Administrative Agent, the Group Agents and the Lenders (and their respective successors and assigns) pursuant to the Funding Agreement as more fully described in Section 6.03 below.

(t) Receivables. With respect to each Transferred Receivable acquired by the Buyer hereunder, as of the applicable Transfer Date:

(i) Each Receivable included in any Report as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable;

(ii) immediately prior to its transfer to the Buyer, such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, except as contemplated under the Security Agreement (provided that such liens under the Security Agreement are automatically released upon Transfer hereunder), and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, the Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator, except as contemplated hereunder and other the other Related Documents; and

(iii) the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to the Buyer of all right, title and interest of such Originator in and to such Receivable.

(u) Fair Value. With respect to each Transferred Receivable acquired by the Buyer hereunder, the consideration received from the Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date, in each case, taking into account any increase in the outstanding balance of the Subordinated Note. No Sale has been made for or on account of an antecedent debt owed by any Originator to the Buyer and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

(v) Security Interest Representations.

(i) Receivables; Collection Accounts.

(A) Each Receivable constitutes an “account” or a “payment intangible” within the meaning of the applicable UCC.

(B) Each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Creation of Security Interest. The Originators own and have good and marketable title to the Receivables, the Accounts and the Lockboxes free and clear of any Adverse Claim, except as contemplated under the Security Agreement (provided that such liens under the Security Agreement are automatically released upon Transfer hereunder). The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, the Accounts and the Lockboxes in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Originators.

(iii) Perfection. Within ten (10) days after the Effective Date, the Originators have caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the sale of the Receivables from the Originators to the Buyer pursuant to this Agreement.

(iv) Priority.

(A) Other than the transfer of the Receivables by the Originators to the Buyer pursuant to this Agreement and the liens created under the Security Agreement (provided that such liens under the Security Agreement are automatically released upon Transfer hereunder), no Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables, the Accounts or the Lockboxes to any other Person.

(B) No Originator has authorized, or is aware of, any filing of any financing statement against any Originator that includes a description of collateral covering the Receivables or all other assets transferred to the Buyer hereunder, other than any financing statement filed pursuant to this Agreement and the Funding Agreement or financing statements that have been validly terminated on or prior to the date hereof (or with respect to which the interest in any Receivables described therein is released on or prior to the transfers contemplated in this Agreement and the Funding Agreement).

(C) No Originator is aware of any judgment, ERISA or tax lien filings against any Originator which could reasonably be expected to result in an Adverse Claim on the Receivables, Accounts or Lockboxes.

(D) None of the Accounts or any of the Lockboxes are in the name of any Person other than the Buyer or the Administrative Agent on and after the date which is thirty (30) days after the Effective Date. No Originator has consented to any Bank complying with instructions of any Person other than the Administrative Agent.

(v) Survival of Security Interest Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations and covenants contained in this Section 4.01(v) and Section 4.02(l) shall be continuing, and remain in full force and effect until the Termination Date.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to the Buyer, any subsequent assignment of the Transferred Receivables by the Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02. Affirmative Covenants of the Originators. Each Originator covenants and agrees that, unless otherwise consented to by the Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

(a) Offices and Records. Each Originator shall maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to the Buyer and the Administrative Agent, at such other location in a jurisdiction where all action reasonably requested by the Buyer, the Administrative Agent or any Group Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables. Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate and complete Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. Upon the reasonable request of the Buyer, each Originator shall mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to the Buyer, evidencing that the Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Secured Parties, has a security interest in and lien thereon. Each Originator shall, by no later than the Effective Date, mark conspicuously with a legend, in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article IV. Upon the occurrence and during the continuation of a Termination Event, each Originator shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent or any Group Agent.

(b) Books, Records and Inspections. (i) Each Originator will maintain complete and accurate books and records; permit reasonable access by any of the Buyer, the Administrative Agent, any Group Agent or any Lender to the books and records of such Originator; and permit the Buyer, the Administrative Agent, each Group Agent and each Lender to inspect the properties (to the extent in their possession) and operations of such Originator.

(ii) The Originator will permit the Administrative Agent and each Group Agent and any representatives designated by such Person (including any consultants,

accountants and lawyers retained by such Person) to conduct collateral reviews of the Buyer’s and the Servicer’s computation of the Borrowing Base and the assets included in its Borrowing Base, all at such reasonable times and as often as is reasonably requested, provided that if no Incipient Termination Event or Termination Event has occurred and is continuing, no more than two such collateral reviews may be conducted in any calendar year; provided further that collateral reviews conducted in connection with any Acquired Receivables Eligibility Requirement shall not count against such limit. The Buyer shall pay the reasonable and documented fees and expenses of employees of the Administrative Agent and each Group Agent (including reasonable and customary internally allocated fees of such employees incurred in connection with periodic collateral evaluations and internally allocated monitoring fees associated with any such Person’s “asset backed finance group” or similar body) and the fees and expenses of any representatives retained by the Administrative Agent or any Group Agent to conduct any such collateral evaluation, in respect of (i) up to two such collateral reviews performed by each of the Administrative Agent and each Group Agent in any calendar year and (ii) any number of such collateral reviews performed by the Administrative Agent or any Group Agent during the continuation of an Incipient Termination Event or Termination Event; provided that the fees and expenses associated with the collateral review conducted in connection with any Acquired Receivables Eligibility Requirement shall be paid by the Buyer and shall not count against the foregoing limits. In connection with any collateral monitoring or review relating to the computation of the Borrowing Base, the Buyer shall make adjustments to its Borrowing Base as any Group Agent shall reasonably require based on the terms of the Funding Agreement and results of such collateral monitoring or review.

(c) Compliance With Contracts and Credit and Collection Policies. Each Originator will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and (ii) comply in all material respects with the Credit and Collection Policies in regard to each receivable and the related Contract.

(d) Assignment. Each Originator agrees that, to the extent permitted under the Funding Agreement, the Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of the Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 6.14 and that such assignees are third party beneficiaries of the Buyer’s rights hereunder.

(e) Compliance with Agreements and Applicable Laws. Each Originator shall (i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except, solely with respect to this clause (ii), where the failure to so comply could not reasonably be expected to have a Material Adverse

Effect. Each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.02(j).

(f) Maintenance of Existence and Conduct of Business. Each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its rights and franchises and to remain qualified in good standing in its jurisdiction of organization and in each other jurisdiction where its business is conducted; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and by-laws or certificate of formation and operating agreement, as applicable; (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to comply with this clause (iii) could not reasonably be expected to have a Material Adverse Effect; and (iv) transact business only in such corporate, legal and trade names as are set forth in Schedule 4.02(f) or, upon 30 days’ prior written notice to the Buyer, in such other corporate, legal or trade names with respect to which all action requested by the Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(g) Information. Each Originator hereby agrees that, from and after the Effective Date and until the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Buyer, the Lenders, the Group Agents and the Administrative Agent the financial statements, notices, reports, and other information at the times, to the Persons and in the manner set forth in Annex 7.05.

(h) Separate Identity.

(i) Each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of the Buyer.

(ii) The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) the Buyer’s sole business consists of the purchase or acceptance through capital contribution (in the case of the Member) of the Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) the Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Buyer’s assets prior to any value in the Buyer becoming available to the Buyer’s equity holders and (C) the assets of the Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

(iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

(iv) Each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with the Buyer and shall not hold itself out as being liable for the Debts of the Buyer.

(v) Each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of the Buyer.

(vi) Each Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of the Member or the Parent through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Buyer.

(vii) No Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of the Buyer or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of the Buyer or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of the Buyer.

(viii) The operating expenses and liabilities of the Buyer shall be paid from the Buyer’s own funds and not from any funds of any Originator or other member of the Parent Group.

(ix) Each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with the Buyer only to those expressly permitted hereunder or under any other Related Document.

(x) Each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of Mayer Brown Rowe & Maw LLP delivered pursuant to the Schedule of Documents.

(i) ERISA and Environmental Notices. Each Originator shall give the Buyer prompt written notice of (i) any event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by any Originator of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business) and (iii) any environmental claims against the Parent, any Originator or any other Subsidiary of the Parent which, individually or in the aggregate, could reasonably be expected to exceed $250,000.

(j) Payment, Performance and Discharge of Obligations.

(i) Subject to Section 4.02(j)(ii), each Originator shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees and (B) all lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(ii) Each Originator and each other member of the Parent Group may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(j)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) such Originator does not reasonably believe that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

(k) Deposit of Collections. Each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Receivables directly into a Collection Account or to a Lockbox and instruct all Collection Account Banks to deposit into a Collection Account all items received into a Lockbox; provided that until December 31, 2008, JTR may instruct certain Obligors related to the “Integris” unit of JTR to remit collections to the Concentration Account so long as (A) not more than $20,000,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2007 and (B) not more than $7,500,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2008, and (ii) deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of the Buyer and its assigns (including the Administrative Agent and the Secured Parties)); provided that prior to December 31, 2008, no Originator shall be required to deposit into a Collection Account the Collections received in the Concentration Account unless a Group Agent has requested the Originator to do so after the occurrence and during the continuation of an Exclusive Account Control Trigger. No Originator shall make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, each Originator shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(l) Originators to Maintain Perfection and Priority. In order to evidence the interests of the Buyer under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are reasonably requested by the Buyer) to maintain and perfect, as a first-priority interest, the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto. Each Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer for the Buyer’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto as a first-priority interest. The Buyer’s approval of such filings shall authorize the Originators to file such financing statements under the UCC without the signature of the Buyer where allowed by applicable law. Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Buyer. Originator agrees to maintain perfection and priority of the security interest in accordance with Section 6.13 hereof.

Section 4.03. Negative Covenants of the Originators. Each Originator covenants and agrees that, without the prior written consent of the Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

(a) Sale of Receivables and Related Assets. No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of the Transferred Receivables or related Contracts, or, except in connection with the Credit Agreement, any of its rights with respect to any Lockbox or Collection Account, except for the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder.

(b) Liens. No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to the Transferred Receivables (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables.

(c) Modifications of Receivables or Contracts. No Originator, except in its capacity as a Servicer or Sub-Servicer and in accordance with the Credit and Collection Policies, shall extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor.

(d) Sale Characterization. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by such Originator to the Buyer or (ii) with respect to each contribution of Contributed Receivables hereunder, as an increase in the stated capital of the Buyer.

(e) Capital Structure and Business. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect. No member of the Parent Group shall engage in any business other than the businesses currently engaged in by it and those incidental thereto. No Originator shall change the type of entity it is, its jurisdiction of organization or its organizational identification number, if any, issued by its state of organization, except upon 30 days’ prior written notice to the Buyer and with respect to which jurisdiction all action necessary or reasonably requested by the Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(f) Actions Affecting Rights. To the extent permitted by applicable law, no Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of the Buyer to and the sole record and beneficial ownership interest of the Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

(g) Change to Credit and Collection Policies. No Originator shall fail to comply in any material respect with, and no Originator shall without the prior written consent of the Buyer amend, modify or waive any term or provision of the Credit and Collection Policies in any material respect (it being understood that the Originator will provide notice of all non-material amendments to the Credit and Collection Policies to the Buyer promptly after such amendment is made).

(h) No Proceedings. From and after the Effective Date and until the date one year plus one day following the Termination Date, no Originator shall, directly or indirectly, institute or cause to be instituted against the Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.

(i) Mergers, Acquisitions, Sales, etc. No member of the Parent Group shall (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or otherwise create or acquire a Subsidiary, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto, or permit any Subsidiary to do any of the foregoing, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary; unless such Originator (i) provides written notice thereof to the Buyer, and (ii) takes all such actions and delivers, or causes to be delivered, such opinion letters of counsel, certificates and other agreements that the Buyer deems reasonably necessary or desirable under the UCC to maintain the perfection and priority of the Buyer’s ownership interest in the Receivables.

(j) Commingling. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account (except with respect to receivables for which the Obligor is The Stanley Works Co., so long as not more than $400,000 in collections from The Stanley Works Co. shall be remitted to the Lockboxes or Collection Accounts in the aggregate annually). If funds that are not Collections are deposited into a Lockbox or Collection Account, the applicable Originator shall promptly remit (or direct the applicable Collection Account Bank to remit) any such amounts to the applicable Originator or other Person.

(k) Changes in Instructions to Obligors. No Originator shall make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Administrative Agent directs such Originator to change such instructions to Obligors after the occurrence of a Termination Event or the Administrative Agent consents in writing to such change.

(l) Changes in Division Classification. JTR will not change in any manner the method by which it classifies its “Permamet” or “Ryerson-Microjet” divisions or receivables on its books, records and systems without the prior written consent of each Group Agent.

Section 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or the Buyer of any breach of representation, warranty or covenant described in Sections 4.01(g), 4.01(k), 4.01(t), 4.01(u), 4.01(v), 4.02(k), 4.03(a), 4.03(b), 4.03(c) and 4.03(k) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant shall, if requested by notice from the Buyer, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from the Buyer for cash remitted to the applicable Collection Account, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to the Buyer on such Business Day, or (c) in the case of the Member, make a capital contribution in cash to the Buyer by remitting the amount of such capital contribution to the Collection Account, in each case, in an amount (the “Rejected Amount”) equal to the Billed Amount of such Transferred Receivable minus the sum of (i) Collections received in respect thereof plus (ii) the amount of any Dilution Factors taken into account in the calculation of the original Sale Price thereof. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Collection Account.

ARTICLE V

INDEMNIFICATION

Section 5.01. Indemnification. Without limiting any other rights that the Buyer or any of its Stockholders, any of its assignees (including the Lenders, the Group Agents and the Administrative Agent), or any of their respective officers, directors, employees, attorneys, agents, representatives, transferees, successors or assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified

Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) constitute recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or (c) constitute Excluded Taxes. Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in the Buyer, or to Transfer to the Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, and the Collection Accounts and Lockboxes, free and clear of any Adverse Claim;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including (x) a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer) and (y) resulting from or in connection with any Dilution Factors);

(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

(vi) the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

(vii) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, any Collections in respect thereof, the Collection Accounts or the Lockboxes, whether at the time of any such Transfer or at any subsequent time;

(viii) any investigation, Litigation or proceeding related to this Agreement, any other Related Document or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract or any other investigation, litigation or proceeding relating to the Servicer or any Originator in which any Buyer Indemnified Person becomes involved as a result of any of the transactions contemplated hereby or by any other Related Document;

(ix) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(xi) any Termination Event described in Sections 8.01(d) or (e) of the Funding Agreement;

(xii) any failure of the Buyer to give reasonably equivalent value to the applicable Originator hereunder in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xiii) any action or omission by such Originator which reduces or impairs the rights of the Buyer or its assigns with respect to any Receivable or the value of any such Receivable;

(xiv) any failure of a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement; or

(xv) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

Section 5.02. Indemnities by the Servicer.

(a) Without limiting any other rights that a Buyer Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the collection activities of the Servicer hereunder or out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amount (x) results from such Buyer Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer;

(iv) the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person;

(v) any investigation, litigation or proceeding relating to the Servicer in which any Buyer Indemnified Person becomes involved as a result of any of the transactions contemplated by the Related Documents;

(vi) any action or omission by the Servicer which reduces or impairs the rights of the Buyer, the Administrative Agent or any Secured Party with respect to any Receivable or the value of any Receivable; or

(vii) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by the Servicer or any of its Affiliates in servicing, administering or collecting any Transferred Receivables.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 5.02 shall be paid by the Servicer to the Buyer Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 6.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

Each Originator:	Joseph T. Ryerson & Son, Inc.
2621 West 15th Place
Chicago, IL 60608
Attention: Vice President, Finance & Treasurer
Phone No.:
Facsimile No.:

with copies to:	Joseph T. Ryerson & Son, Inc.	Mayer, Brown, Rowe & Maw
	2621 West 15th Place	71 South Wacker Drive
	Chicago, IL 60608	Chicago, IL 60606
	Attention: Manager, Treasury	Attention:
	Phone No.:	Phone No.:
	Facsimile No.:	Facsimile No.:

Joseph T. Ryerson & Son, Inc.
2621 West 15th Place
Chicago, IL 60608
Attention: General Counsel
Phone No.:
Facsimile No.:

Buyer:	Ryerson Funding LLC
2621 West 15th Place
Chicago, IL 60608
Attention: Vice President, Finance & Treasurer
Phone No.:
Facsimile No.:

with copies to:	Ryerson Funding LLC	Mayer, Brown, Rowe & Maw
	2621 West 15th Place	71 South Wacker Drive
	Chicago, IL 60608	Chicago, IL 60606
	Attention: Manager, Treasury	Attention:
	Phone No.:	Phone No.:
	Facsimile No.:	Facsimile No.:

Ryerson Funding LLC
2621 West 15th Place
Chicago, IL 60608
Attention: General Counsel
Phone No.:
Facsimile No.:

Servicer:	Joseph T. Ryerson & Son, Inc.
2621 West 15th Place
Chicago, IL 60608
Attention: Vice President, Finance & Treasurer
Phone No.:
Facsimile No.:

with copies to:	Joseph T. Ryerson & Son, Inc.	Mayer, Brown, Rowe & Maw
	2621 West 15th Place	71 South Wacker Drive
	Chicago, IL 60608	Chicago, IL 60606
	Attention: Manager, Treasury	Attention:
	Phone No.:	Phone No.:
	Facsimile No.:	Facsimile No.:

Joseph T. Ryerson & Son, Inc.
2621 West 15th Place
Chicago, IL 60608
Attention: General Counsel
Phone No.:
Facsimile No.:

Parent:	Ryerson Inc.
2621 West 15th Place
Chicago, IL 60608
Attention: Vice President, Finance & Treasurer
Phone No.:
Facsimile No.:

with copies to:	Ryerson Inc.	Mayer, Brown, Rowe & Maw
	2621 West 15th Place	71 South Wacker Drive
	Chicago, IL 60608	Chicago, IL 60606
	Attention: Manager, Treasury	Attention:
	Phone No.:	Phone No.:
	Facsimile No.:	Facsimile No.:

Ryerson Inc.
2621 West 15th Place
Chicago, IL 60608
Attention: General Counsel
Phone No.:
Facsimile No.:

Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to all of the Buyer, the Group Agents and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Group Agents and the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 6.02. No Waiver; Remedies. The Buyer’s failure, at any time or times, to require strict performance by the Originators or the Servicer of any provision of this Agreement or any Receivables Assignment or any other Related Document shall not waive, affect or diminish any right of the Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator or the Servicer contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by the Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Buyer and directed to such Originator or the Servicer, as applicable, specifying such suspension or waiver. The Buyer shall not waive any of the provisions set forth in Section 4.01(v) or Section 4.02(l) if such waiver would adversely affect the Ratings. The Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Buyer may have hereunder, thereunder or under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Receivables, the Collections, Collection Accounts and Lockboxes shall not be required.

Section 6.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Originator, Servicer and the Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator nor the Servicer may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator or the Servicer without the prior express written consent of the Buyer, shall be void. Each Originator and the Servicer acknowledges that the Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of the Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Each Originator and the Servicer agrees that, upon any such assignment, such assignee may enforce directly, without joinder of the Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer’s rights and remedies under, this Agreement to the same extent as the Buyer or any of its designated representatives may do. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, the Servicer and the Buyer with respect to the transactions contemplated hereby and, except for the Secured Parties and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Section 6.04. Termination; Survival of Obligations.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by the Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the Servicer or the rights of the Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator or the Servicer to the Buyer, including those set forth in Sections 4.04, 5.01, 5.02, 6.12, 6.14 and 6.15, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator and the Servicer, and all rights of the Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Section 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(h), 6.03, 6.12, 6.14, 6.15 and 6.16 shall be continuing and shall survive any termination of this Agreement.

Section 6.05. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

Section 6.06. Amendments and Waivers.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided, that, prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders. No Originator other than JTR may become a party to this Agreement without the prior written consent of the Requisite Lenders. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

(b) In the event that Sections 5.01(b) or 5.19 of the Credit Agreement, Sections 6(d) or (e) of the Security Agreement, or any defined term used in any such section (or any defined term used to define any such defined term) is amended at any time, each of the Servicer, the Parent and each Originator hereby agrees, if any Group Agent so requests, to amend Annex 7.05, Section 7.05(c), the definition of Exclusive Account Control Trigger, and/or any defined term used to define Exclusive Account Control Trigger, as applicable, in order to preserve the nature of the Buyer’s and the Secured Parties’ protections hereunder as of Closing Date in relation to such provisions under the Credit Agreement as of the Closing Date; it being understood that the events which trigger the Buyer’s and the Secured Parties’ rights with respect to reporting frequency and the exercise of control over the Collection Accounts hereunder are designed to be events which would occur prior to the corresponding triggering events under the Credit Agreement. The Parent and each Originator agree to provide the Buyer and each Group Agent with prompt notice of any proposed amendment, restatement or modification of the Credit Agreement (including the terms of such proposed amendment, restatement or modification).

Section 6.07. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE,

TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 6.09. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11. No Setoff. Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against the Buyer, or the Receivables or Collections, all of which rights are hereby expressly waived by such Originator.

Section 6.12. Confidentiality.

(a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Requisite Lenders shall otherwise consent in writing, each Originator, the Servicer and the Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in their communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement or any other Related Documents (or any draft hereof and documents ancillary hereto) except to an Affected Party or a Buyer Indemnified Person.

(b) Each Originator and the Servicer agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents which specifically references the name of any Lender, any Group Agent or the Agent without the prior written consent of such Lender, such Group Agent or the Agent, as applicable (which consent shall not be unreasonably withheld); provided that this paragraph (b) shall not restrict the Originators’ and Servicer’s abilities to make any Securities and Exchange Commission or other required regulatory filings that would require the inclusion of the names of the Lenders, the Group Agents, the Agent or any of their Affiliates.

(c) The Buyer agrees to maintain the confidentiality of the Information, and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party (ii) its and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)) and (iii) industry trade organizations for inclusion in league table measurements, (2) to any regulatory, judicial or administrative authority (it being understood that it will to the extent reasonably practicable provide the Originators and the Servicer with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement or the Funding Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) to any party to the Credit Agreement, (7) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which a Group Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, (8) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (9) with the consent of the applicable Originator or Servicer or (10) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with any Originator, the Servicer or the Parent or any subsidiary thereof or (ii) becomes available to the Buyer or Affected Party on a nonconfidential basis from a source other than the Parent or any subsidiary thereof.

Section 6.13. Further Assurances.

(a) Each Originator shall, at its sole cost and expense, upon request of the Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that the Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes the Buyer, to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred

Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Buyer immediately upon such Originator’s receipt thereof and promptly delivered to the Buyer.

(b) If any Originator fails to perform any agreement or obligation under this Section 6.13, the Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Buyer incurred in connection therewith shall be payable by such Originator upon demand of the Buyer.

Section 6.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all Rating Agency fees and all costs and expenses incurred by the Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses incurred by the Buyer, (including any such amounts owed by the Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

Section 6.15. Buyer Available Amounts. Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of the Buyer to pay any amounts payable to the Originators pursuant to this Agreement shall be without recourse to the Buyer except to the extent that funds from Advances or Collections are available to the Buyer pursuant to the terms of the Funding Agreement for such payment (collectively, the “Buyer Available Amounts”), in the event that amounts payable to the Originators pursuant to this Agreement exceed the Buyer Available Amounts, the excess of the amounts due hereunder (and subject to this Section 6.15) over the Buyer Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against the Buyer until such time as the Buyer has Buyer Available Amounts.

Section 6.16. No Proceedings. Each of the Servicer and each Originator agrees that it will not, directly or indirectly, institute or cause to be instituted against any Conduit Lender any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement so long as any Commercial Paper of such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper shall have been outstanding. This Section 6.16 shall survive the termination of this Agreement.

ARTICLE VII

SERVICER PROVISIONS

Section 7.01. Appointment of the Servicer. The Buyer hereby appoints the Servicer as its agent to service the Transferred Receivables and, in accordance with the Related Documents and the Credit and Collection Policies, to enforce the Buyer’s rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 8.01 or 9.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of the Buyer, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (c) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer’s responsibilities hereunder in accordance with the terms hereof.

Section 7.02. Duties and Responsibilities of the Servicer.

(a) Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with the Credit and Collection Policies and industry practice for the servicing of accounts receivable similar to such Transferred Receivables.

(b) In addition to the foregoing, in order to ensure that the Buyer has adequate funding for the purchase of Receivables hereunder, the Servicer shall be responsible for the following:

(i) preparation and delivery on behalf of the Buyer all Borrowing Requests, Repayment Notices, Monthly Reports, Weekly Reports and Daily Reports required to be delivered under the Funding Agreement;

(ii) calculation and monitoring of the Borrowing Base and the components thereof, and whether the Receivables included in the calculation of the Net Receivables Balance are in fact Eligible Receivables; and

(iii) establishment, maintenance and administration of the Collection Accounts in accordance with Article VI of the Funding Agreement.

Section 7.03. Collections on Receivables.

(a) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In addition, if an Obligor is an obligor on Transferred Receivables and any other Receivables or indebtedness owed to any Originator, the Parent or any of their respective Affiliates, then, unless otherwise required by applicable law or designated by such Obligor by reference to the related Contract, Collections on such Transferred Receivables or other Receivables or indebtedness shall be treated first, as a Collection of any Transferred Receivables of such Obligor, in the order in which they were originated, before being applied to any other Receivables or other indebtedness of such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

(b) If the Servicer determines that amounts unrelated to the Transferred Receivables (the “Unrelated Amounts”) have been deposited in any Account, then the Servicer shall provide written evidence thereof to the Buyer no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to the Buyer.

(c) Authorization of the Servicer. The Buyer hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Buyer hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. The Buyer shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, the Buyer shall have the absolute and unlimited right to direct the Servicer (at the Servicer’s expense) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Buyer deems necessary or advisable with respect thereto; provided that the Buyer’s assigns may not direct the Servicer to take such actions until after the occurrence and during the continuation of a Termination Event. In no event shall the Servicer be entitled to make the Buyer or any Affected Party a party to any Litigation without such Affected Party’s express prior written consent.

(d) Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees monthly on each Settlement Date. Such Servicing Fees shall be payable from available funds in accordance with Sections 2.07 and 2.08 of the Funding Agreement. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

Section 7.04. Covenants of the Servicer. The Servicer covenants and agrees that from and after the Effective Date and until the Termination Date:

(a) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Related Documents. The Servicer shall comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits, except, in each case, where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises and to remain qualified in good standing in its jurisdiction of organization and in each other jurisdiction where its business is conducted, except to the extent failure would not reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and by-laws or certificate of formation and operating agreement, as applicable, except to the extent failure would not reasonably be expected to have a Material Adverse Effect; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to comply with this clause (iii) could not reasonably be expected to have a Material Adverse Effect.

(c) Compliance with Credit and Collection Policies. The Servicer shall timely and fully comply in all material respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, except that the Servicer may (i) reduce the Outstanding Balance of a Receivable as required to reflect any Dilution Factors and (ii) take such actions, to the extent permitted by the Credit and

Collection Policies, as the Servicer may deem reasonably necessary or desirable in order to maximize Collections with respect to any past-due Receivable so long as, after giving effect to any such action, no Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action. The Servicer shall not without the prior written consent of the Buyer amend, modify or waive any term or provision of the Credit and Collection Policies in any material respect (it being understood that the Servicer will provide notice of all non-material amendments to the Credit and Collection Policies to the Buyer promptly after such amendment is made).

(d) Ownership of Transferred Receivables; Servicing Records. The Servicer shall (i) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are the property of the Buyer and that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Secured Parties; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables in the event of the destruction of any originals thereof) as are necessary or advisable in accordance with industry practice (1) to reflect promptly (a) all payments received and all credits and extensions granted with respect to such Receivables, (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to any such Receivable and (c) any other reductions in the Outstanding Balance of the Receivables on account of Dilution Factors; and (2) to determine no less frequently than the date each Daily Report, Weekly Report or Monthly Report is due, whether each Transferred Receivable then outstanding qualifies as an Eligible Receivable; (iii) by no later than the Effective Date, mark conspicuously with a legend, in form and substance reasonably satisfactory to the Buyer, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence the assignment of the Receivables under this Agreement and the assignment and Liens granted pursuant to the Funding Agreement. Upon the occurrence and during the continuation of a Termination Event, the Servicer shall deliver and turn over such books and records to the Buyer or its representatives at any time on demand.

(e) Payment and Performance of Charges and other Obligations.

(i) Subject to Section 7.04(e)(ii), the Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any amount thereof shall become past due.

(ii) The Servicer may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 7.04(e)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Servicer, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Servicer does not reasonably believe that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

(f) Access. The Servicer agrees to provide the Buyer, the Buyer’s officers, employees, directors, agents and representatives with all access that the Originators have covenanted and agreed to provide to the Buyer in Section 4.02(b).

(g) Collection of Transferred Receivables. In connection with the collection of amounts due or to become due under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral, the Servicer shall take such action as it, and from and after the occurrence and during the continuation of a Termination Event, the Buyer may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral, in each case in compliance with applicable law and in a manner consistent with the Credit and Collection Policies; provided that applicable Originator may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Buyer, for deposit into a Collection Account, an amount equal to the Outstanding Balance of any such Transferred Receivable. Upon the occurrence of any Exclusive Account Control Trigger, the Buyer may, without prior notice to any Originator or the Servicer, (x) exercise its right to take exclusive ownership and control of the Collections, the Lockboxes and the Collection Accounts in accordance with the terms of the applicable Collection Account Agreements (in which case the Servicer shall be required to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in a Collection Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the sale to the Buyer of such Transferred Receivables and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent and direct that payments of all amounts due or to become due to the Buyer thereunder be made directly to the Buyer or any servicer, collection agent or Lockbox or other account designated by the Buyer and the Buyer may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Buyer shall provide prompt notice to the Servicer of any such notification of assignment, pledge or direction of payment to the Obligors under any Transferred Receivables.

(h) Performance of Borrower Assigned Agreements. The Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Buyer in order to accomplish the foregoing, and (ii) upon the reasonable request of and as directed by the Buyer, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Servicer thereunder.

(i) License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Servicer hereby grants to the Buyer (and to the Administrative Agent on behalf of the Secured Parties as assignee of the Buyer) a limited license to use, without charge, the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Transferred Receivables and the other Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies with respect thereto, and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to the Buyer (and to the Administrative Agent on behalf of the Secured Parties as assignee of the Buyer) for purposes of the license granted herein. Except upon the occurrence and during the continuation of a Termination Event, the Buyer agrees not to use (and shall cause the Administrative Agent to covenant not to use) any such license.

(j) Deposit of Collections. The Servicer shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into a Lockbox or a Collection Account; provided that until December 31, 2008, the Servicer may instruct certain Obligors related to the “Integris” unit of JTR to remit collections to the Concentration Account so long as (i) not more than $20,000,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2007 and (ii) not more than $7,500,000 of Collections shall be remitted to the Concentration Account each month prior to December 31, 2008, (ii) instruct all Collection Account Banks to deposit all items sent to a Lockbox directly to a Collection Account and (iii) deposit or cause to be deposited promptly into a Lockbox or a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Secured Parties)); provided that prior to December 31, 2008, the Servicer shall not be required to deposit into a Collection Account the Collections received in the Concentration Account unless a Group Agent has requested the Servicer to do so after the occurrence and during the continuation of an Exclusive Account Control Trigger. The Servicer shall not make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, the Servicer shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to any Originator pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(k) Commingling. The Servicer shall not (and shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account (except with respect to receivables for which the Obligor is The Stanley Works Co., so long as not more than $400,000 in collections from The Stanley Works Co. shall be remitted to the Lockboxes or Collection Accounts in the aggregate annually). If funds that are not Collections are deposited into a Lockbox or Collection Account, the Servicer shall promptly remit (or direct the applicable Collection Account Bank to remit) any such amounts to the Servicer or other Person.

(l) Separate Identity. The Servicer shall comply with Section 4.02(h) to the same extent as if it were an Originator.

Section 7.05. Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Effective Date and until the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Lenders, the Group Agents and the Administrative Agent the financial statements, notices, reports, and other information at the times, to the Persons and in the manner set forth in Annex 7.05.

ARTICLE VIII

EVENTS OF SERVICER TERMINATION

Section 8.01. Events of Servicer Termination. If any of the following events (each, an “Event of Servicer Termination”) shall occur (regardless of the reason therefor):

(a) the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable and the same shall remain unremedied for five (5) days or more; or

(b) (i) any Originator, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant set forth in any of: Sections 4.02(e), (f), (k) or (l), Section 4.03, Section 7.04(a), (b), (i), (j) or (k), or paragraphs (a)(i), (ii) or (iii), (b), (c), (e), (f), (i) or (j) of Annex 7.05 of this Agreement; or

(ii) any Originator, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant set forth in any of: Section 4.02(i) or paragraphs (h)(vi), (h)(vii) or (h)(viii) of Annex 7.05 of this Agreement and the same shall remain unremedied for three (3) days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof; or

(iii) any Originator, the Parent or the Servicer shall fail or neglect to perform, keep or observe any covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for 30 days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof; or

(c)(i) the Servicer shall fail to make any payment with respect to any of its Debts which is in an aggregate principal amount in excess of $15,000,000 when due, and the same shall remain unremedied for any applicable grace period with respect thereto; or (ii) a default or breach or other occurrence shall occur under any agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound (other than a Related Document) which relates to a Debt which is in an aggregate principal amount in excess of $15,000,000, which event shall remain unremedied following any applicable grace period with respect thereto, and the effect of such default, breach or occurrence is to cause or permit the holder or holders then to cause such Debt to become or be declared due prior to their stated maturity; or

(d) a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (ii) ordering the winding up or liquidation of the affairs of any such Person, and such case or proceeding continues for 60 days unless dismissed or discharged; provided, however, that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (d), or (y) any of the events described in Section 8.01(e) shall have occurred; or

(e) the Servicer or any Affiliate which acts as a Sub-Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

(f) the Servicer or any Affiliate which acts as a Sub-Servicer (i) generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) is not Solvent; or

(g) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (net of amounts in respect thereof which have been paid and net of available insurance proceeds) at any time outstanding shall be rendered against the Servicer or any other Subsidiary of the Parent which acts as a Sub-Servicer and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

(h)(i) any information contained in any Monthly Report, Weekly Report or Daily Report is untrue or incorrect in any material respect or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than any Borrowing Request) made or delivered by the Servicer to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and either (A) such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04 or (B) if the circumstances giving rise to such untrue or incorrect information, representation or warranty are susceptible to being cured in all material respects, such untrue or incorrect information, representation or warranty shall not be cured in all material respects for five (5) days after the earlier to occur of (i) the date on which an Authorized Officer of the Servicer shall obtain knowledge thereof, or (ii) the date on which written notice thereof shall have been given to the Servicer; or

(i) a Termination Event described in Sections 8.01(s), (u), (v) or (x) of the Funding Agreement; or

(j) except as otherwise permitted hereunder, the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of the Buyer; or

(k) a Change of Control shall occur;

then, and in any such event, the Buyer may, by delivery of a Servicer Termination Notice to the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 9.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

ARTICLE IX

SUCCESSOR SERVICER PROVISIONS

Section 9.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer’s Certificate to such effect, in each case delivered to the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

Section 9.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer’s responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 8.01 or 9.01, the Buyer may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent (at the direction of the Requisite Lenders) and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the “Successor Servicer”); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Buyer may (but shall not be required to) obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate with the consent of the Administrative Agent (at the direction of the Requisite Lenders). The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Buyer an instrument in form and substance acceptable to the Buyer.

Section 9.03. Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

(a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to the Buyer and, without limiting the generality of the foregoing, shall, at its own expense, timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in a Collection Account under the Funding Agreement and (ii) copies of all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of the Transferred Receivables to the Successor Servicer shall be for the account of the predecessor Servicer.

(b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer’s interests therein or to have replaced the Servicer as a party thereto.

(c) In the event that the Servicer is terminated as Servicer hereunder but no Successor Servicer has been appointed, the Servicer shall timely deliver to the Administrative Agent or its designee, at a place designated by the Administrative Agent or such designee, all Servicing Records and other information with respect to the Transferred Receivables which otherwise would be required to be delivered to the Successor Servicer under Section 9.03(a) above, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring such files and other documents to the Administrative Agent shall be for the account of the predecessor Servicer.

Section 9.04. Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Buyer or its assigns may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

Section 9.05. Power of Attorney. On the Closing Date, the Servicer shall execute and deliver a power of attorney in substantially the form attached hereto as Exhibit 9.05 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible. The powers conferred on the Buyer under each Power of Attorney are solely to protect the interests of the Buyer in the Transferred Receivables and the ability of the Successor Servicer to assume the servicing rights, powers and responsibilities of the Servicer hereunder and shall not impose any duty upon the Buyer or the Successor Servicer to exercise any such powers.

Section 9.06. No Proceedings. Each Originator and Servicer agrees that, from and after the Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against the Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement. This Section 9.06 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Servicing Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

JOSEPH T. RYERSON & SON, INC., as an Originator

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RYERSON FUNDING LLC, as Buyer

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JOSEPH T. RYERSON & SON, INC., as Servicer

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RYERSON INC., as Parent

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